Exhibit 4.49

Certain confidential information contained in this document, market by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

THIS MASTER DEED (“Deed”) is made the 9th day of January 2025

BETWEEN:

1.
BITDEER TECHNOLOGIES HOLDING COMPANY (Company Number: 368330), a company incorporated in the Cayman Islands and having its registered address at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (“Bitdeer Parent”);

2.
BITDEER GEDU PRIVATE LIMITED (Company Number: U20230222BHU0693), a company incorporated under the Companies Act of Kingdom of Bhutan 2016 and having its registered address at the Thim Throm Village, Thim Throm Block, Thimphu District, Bhutan (“Bitdeer Gedu”);

3.
BITDEER JIGMELING PRIVATE LIMITED (Company Number: U20240104BHU0740), a company incorporated under the Companies Act of Kingdom of Bhutan 2016 and having its registered address at the Thim Throm Village, Thim Throm Block, Thimphu District, Bhutan (“Bitdeer Jigmeling”);

4.	BITDEER BHUTAN MANAGEMENT LIMITED (Company Number: 397811), a Cayman Islands exempted company with limited liability (“Bitdeer Bhutan Management”);

5.	DRUK HOLDING AND INVESTMENTS LIMITED (Company Number: U20071116THI0198), a company incorporated in Bhutan and having its registered address at 18 Norzin Lam -II, Thimphu, 11001 (“Transferor”); and

6.	GREENDIGITAL LIMITED (Company Number: U20240801BHU0771), a company incorporated in Bhutan and having its registered address at Chhimchukha Zur Lam 2 NW, Motithang, Thimphu (“Transferee”).

(each, a “Party”, collectively, the “Parties)

WHEREAS:

(A)
The Bitdeer Parent and the Transferor entered into a cooperation agreement on 3 May 2023 and amended and restated the same on 26 March 2024 (such amended and restatement agreement, the “Cooperation Agreement”), a copy of which is appended hereto under Schedule 1;

(B)	Pursuant to the Cooperation Agreement, the following key transaction agreements (“Key Transaction Agreements”) were entered into:

a.	[***], a copy of which is appended hereto under Schedule 2;

b.	[***], a copy of which is appended hereto under Schedule 3;

c.	On 11 August 2023, Bitdeer Gedu and the Transferor had entered into the Gedu Land Lease Agreement, a copy of which is appended hereto under Schedule 4;

d.	[***], a copy of which is appended hereto under Schedule 5;

e.	[***], a copy of which is appended hereto under Schedule 6;

f.	[***], a copy of which is appended hereto under Schedule 7;

g.	On 5 June 2024, Bitdeer Jigmeling and the Transferor had entered into the Jigmeling Land Lease Agreement, a copy of which is appended hereto under Schedule 8;

(C)
Under this Deed, the Transferor has agreed to transfer by novation all of its rights and obligations under, and the Transferee has agreed to assume the benefits and obligations of the Transferor, under (i) the Cooperation Agreement, and (ii) each of the Key Transaction Agreements (each an “Underlying Agreement” and collectively, the “Underlying Agreements”).

(D)
The Transferor wishes to be released and discharged from the Underlying Agreements, and each of the Remaining Parties under the respective Underlying Agreements has agreed to release and discharge the Transferor from the respective Underlying Agreement and has agreed that the Transferee shall become a party thereto in place of the Transferor upon the terms set out in this Deed.

(E)	The Transferee undertakes to perform the Underlying Agreements and be bound by its terms in the place of the Transferor.

NOW IT IS AGREED, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

1.	INTERPRETATION

1.1	In this Deed:

“Bitdeer Bhutan Management” has the meaning given to such term in the recital;

“Bitdeer Gedu” has the meaning given to such term in the recital;

“Bitdeer Jigmeling” has the meaning given to such term in the recital;

“Cooperation Agreement” has the meaning given to such term in recital (A);

“Dispute” has the meaning given to such term in Clause 16.2;

“Dispute Notice” has the meaning given to such term in Clause 16.2(A);

“Effective Date” means the date of this Deed;

“Key Transaction Agreements” has the meaning given to such term in the recital (B);

“Relevant Person” has the meaning given to such term in Clause 8.1;

“Remaining Party” means a party to an Underlying Agreement, which is not the Transferor;

“SIAC” has the meaning given to such term in Clause 16.2(D);

“SIAC Rules” has the meaning given to such term in Clause 16.2(D);

“Transferee” has the meaning given to such term in the recital;

“Transferor” has the meaning given to such term in the recital; and

“Underlying Agreement” has the meaning set forth in recital (C).

1.2	In this Deed, unless otherwise specified:

(i)
a reference to this “Deed” or to any other agreement or document referred to in this Deed is a reference to this Deed or such other deed or document as varied, superseded or novated (in each case, other than in breach of the provisions of this Deed or the provisions of the agreement or document in question, as appropriate) from time to time;

(ii)	references to “clauses”, “sub-clauses”, “paragraphs” and “sub-paragraphs” are to clauses, sub-clauses, paragraphs and sub-paragraphs of this Deed;

(iii)
the words “include”, “including”, “in particular” and “for example” and any similar words or expressions are by way of illustration and emphasis only and do not operate to limit the generality or extent of any other words or expressions;

(iv)
“person” shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that “person” may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning;

(v)	“written” and “in writing” include any means of visible reproduction; and

(vi)	headings to clauses and schedules are for convenience only and do not affect the interpretation of this Deed.

1.3
Unless the context otherwise requires, words in the singular shall include the plural and vice versa, and a reference to one gender shall include a reference to the other genders (male, female or neuter).

1.4
Without prejudice to Clause 12, this Deed shall be binding on, and enure to the benefit of, the Parties to this Deed and their respective personal representatives, successors and permitted assigns, and references to a Party shall include that Party's successors, permitted assigns and permitted transferees.

2.	CONSENT AND NOTICE

2.1	By executing this Deed each Party consents to the novation described in Clause 3.

2.2
Each Party confirms that all consents it requires with respect to itself under the Underlying Agreements to which it is a party to effect the transactions contemplated by this Deed have been obtained and are in full force and effect.

2.3	The Parties agree to waive in full, each of the following notice requirements under the relevant Underlying Agreements, in each case in relation to the transactions contemplated by this Deed:

(A)	clause 7.5 of the Gedu Land Lease Agreement; and
(B)	clause 7.5 of the Jigmeling Land Lease Agreement.

3.	NOVATION

3.1	The Parties agree that on and from the Effective Date:

(A)
subject to each Party’s undertakings in Clauses 4 to 6, the Transferee shall acquire and assume all rights, interests and benefits, liabilities and all obligations towards each Remaining Party under the Underlying Agreements as if the Transferee had been the Transferor;

(B)
each Remaining Party and the Transferor shall be released from further obligations towards one another under the relevant Underlying Agreements and their respective rights against one another under the relevant Underlying Agreements shall be cancelled; and

(C)
the Transferee shall be substituted for the Transferor as a party to and be bound by the terms of the Underlying Agreements, and all references to the Transferor under the Underlying Agreements are to be read and construed as references to the Transferee.

4.	TRANSFEREE’S UNDERTAKINGS

4.1
With effect on and from the Effective Date, and in consideration of the undertakings given by each of the Remaining Parties under the respective Underlying Agreements in Clause 5, the Transferee hereby undertakes to observe, perform, discharge and be bound by the Underlying Agreements as if the Transferee were a party to the Underlying Agreements Agreement in the place of the Transferor.

4.2	Particularly, the Transferee undertakes to each Remaining Party to:

(A)
observe, perform or discharge any obligation created by or arising under or in connection with the Underlying Agreements falling due for performance, or which should have been performed, whether before, on or after the Effective Date;

(B)	be liable for any act, neglect, default or omission in respect of the Underlying Agreements committed by the Transferor or occurring whether before, on or after the Effective Date; and
(C)	be subject to any obligations for or in respect of any product delivered by the Transferor or any service performed by the Transferor whether before, on or after the Effective Date.

5.	REMAINING PARTIES’ UNDERTAKINGS AND RELEASE OF TRANSFEROR

5.1
With effect from the Effective Date, and in consideration of the undertakings given by the Transferee in Clause 4 and the Transferor in Clause 6, each of the Remaining Parties under the respective Underlying Agreements hereby:

(A)
irrevocably and unconditionally releases and discharges the Transferor from all obligations to observe, perform, discharge and be bound by the Underlying Agreements and from all liabilities, claims and demands, whether present or future, actual or contingent, arising under or in connection with the Underlying Agreements on or after the Effective Date;

(B)	accepts the Transferee’s undertaking to observe, perform, discharge and be bound by the Underlying Agreements (such undertaking being set out in Clause 4); and
(C)
agrees to observe, perform, discharge all liabilities arising under or in connection with and be bound by the Underlying Agreements as if the Transferee were party to the Underlying Agreements in the place of the Transferor on or after the Effective Date.

6.	TRANSFEROR’S UNDERTAKINGS AND RELEASE OF THE REMAINING PARTY

6.1
With effect from the Effective Date, and in consideration of the undertakings given by the relevant Remaining Party under the each of the respective Underlying Agreements in Clause 5, the Transferor hereby:

(A)
irrevocably and unconditionally releases and discharges such Remaining Party from all obligations to observe, perform, discharge and be bound by the Underlying Agreements with respect to the Transferor and from all liabilities, claims and demands, whether present or future, actual or contingent, with respect to the Transferor arising under or in connection with the Underlying Agreements whether before, on or after the Effective Date; and

(B)	acknowledges and agrees remain liable and to observe, perform, discharge all liabilities arising under or in connection with the Underlying Agreements prior to the Effective Date.

7.	REPRESENTATIONS AND WARRANTIES

7.1	The Transferee confirms to the Transferor that it has received such information as it deems appropriate under the circumstances to make an informed decision regarding the execution of this Deed.

7.2
The Transferee acknowledges that it has made its own independent analysis and decision to enter into this Deed, based on such information as it has deemed appropriate under the circumstances, and without reliance on the Transferor except for reliance on any express representations and warranties made by the Transferor in this Deed.

7.3
On the Effective Date, each of the Transferor and the Transferee represents and warrants (with respect to itself, other than paragraph (C) below in case of the Transferee), to each other and to each of the Remaining Parties, that:

(A)	it is a duly incorporated company validly existing under the law of its jurisdiction of incorporation;
(B)
it has the power and authority to enter into, deliver and perform, and has taken all necessary action to authorise the entry into, delivery and performance of, this Deed and the Underlying Agreements and the transactions contemplated by them;

(C)	it is not in breach of any of its obligations in relation to the Underlying Agreements;
(D)
all actions will have been taken so that the execution and delivery of, and the performance by it of its obligations under, this Deed and the Underlying Agreements shall not (i) conflict with or result in a breach of its constitution or other constitutive documents, (ii) infringe, or constitute a default under, any instrument, contract, document or agreement to which it is a party or by which its assets are bound, or (iii) result in a breach of any Applicable Law (as defined in the Cooperation Agreement) or rule, regulation, ordinance, order, judgment or decree of or undertaking to any court, government body, statutory authority or regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) to which it is a party or by which it or its assets are bound;

(E)	all relevant statutory, governmental or other approvals for the transactions contemplated hereunder and the execution of this Deed have been obtained;
(F)
this Deed and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms; and

(G)	all rights, benefits and obligations which the Parties have agreed to novate or transfer to the Transferee under this Deed are capable of being novated or transferred.
7.4
Subject to Clause 7.3, the Transferor does not make, and the Transferee does not rely upon, any representation, warranty or condition (express or implied) about, and the Transferor shall have no liability or responsibility to the Transferee for:

(A)
the effectiveness, validity or enforceability of the Underlying Agreements or any other documents delivered by the Transferor to the Transferee, or any of the terms or conditions contained in Underlying Agreements, or such other documents;

(B)	the performance or non-performance by any Party to the Underlying Agreements or such other documents; or
(C)	the financial condition, creditworthiness, status or nature of each of the Remaining Parties under the Underlying Agreements and any other related Party.

8.	CONFIRMATION AND INDEMNITY

The Transferor and the Transferee agree and confirm that, with effect on and from the Effective Date, the Transferee shall not take any actions or proceedings against the Transferor or any officer, employee or agent of the Transferor (each a “Relevant Person”) in respect of any claim it might have against a Relevant Person for any cost, loss or liability incurred by the Transferee as a result of its execution of this Deed or which arises in connection with this Deed (except for any such actions and proceedings for any such cost, loss or liability incurred by the Transferee by reason of a Relevant Person's gross negligence or willful misconduct);

9.	NOTICES

For the purposes of any notice requirements under the Underlying Agreements, a notice sent to the Transferee shall follow these details:

Party	Attention	Address	Email

Bitdeer Parent	[***]	[***]	[***]@bitdeer.com, [***]@bitdeer.com, [***]@bitdeer.com

Bitdeer Gedu

Bitdeer Jigmeling

Bitdeer Bhutan Management	Fund Management		[***]@bitdeer.com

Transferor	[***]	[***]	[***]@dhi.bt

Transferee	[***]	[***]	[***]@gdl.bt

10.	COSTS

10.1
Subject to Clause 10.2, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Deed (and any documents referred to in it).

The Transferee shall pay any stamp duty, and other similar duties and taxes (if any), to which this Deed (and any documents referred to in it) or the transactions contemplated by this Deed may be subject or give rise.

11.	COUNTERPARTS

11.1	This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

11.2	Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

12.	ASSIGNMENT

12.1
No Party shall (nor shall purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare or dispose of any right or interest in it without the prior written consent of the relevant Remaining Party under each respective Underlying Agreement.

13.	FURTHER ASSURANCE

Each Party shall at its own cost, from time to time on request, do or procure the doing of all acts and/or execute or procure the execution of all documents in a form satisfactory to the other parties which the other parties may reasonably consider necessary for giving full effect to this Deed and securing to each of the parties the full benefit of the rights, powers and remedies conferred upon each of the parties in this Deed.

14.	INVALIDITY

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or
(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

The parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 2001, by any person who is not a party to this Deed.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Deed shall be governed by and construed in accordance with the laws of Singapore.

16.2
In the event of any dispute, difference or controversy of whatever nature arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”), the Parties shall resolve the Dispute in accordance with the procedures in this Clause 16.

(A)
In the event that a Dispute arises between the Parties, either Party may in the first instance give written notice to the other Party, notifying it that a Dispute has arisen and requiring that the Dispute be resolved in accordance with this Clause 16 (“Dispute Notice”).

(B)
Within fourteen (14) days of the date of issuance of the Dispute Notice to the other Parties, the Parties’ authorised representatives shall meet and use their best efforts to promptly settle such dispute, difference or controversy amicably at the management level.

(C)
In the event that the Dispute cannot be resolved pursuant to Clause 16.2(B) within thirty (30) days after the date of issuance of the Dispute Notice, the Dispute shall be referred to the Parties’ respective senior management officers for amicable settlement.

(D)
In the event that the Dispute cannot be amicably settled within forty-five (45) days after the date of issuance of the Dispute Notice, the Dispute shall be referred to and finally resolved by arbitration in Singapore administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

(E)	The juridical seat of the arbitration shall be Singapore and the law of the arbitration agreement shall be the laws of the Republic of Singapore.
(F)	The Tribunal shall consist of three (3) arbitrator(s), one to be appointed by each Party and the third to be appointed by the President of the SIAC.
(G)	The language of the arbitration shall be English.

16.3	Notwithstanding the existence of any dispute or arbitration, the Parties shall not suspend performance of any of their obligations under this Deed pending resolution of such dispute or arbitration.

16.4	This Clause 16 shall survive the termination or expiry of this Deed.

IN WITNESS of which this Deed has been executed and delivered on the date first written above.

Executed as a Deed by	)
BITDEER TECHNOLOGIES HOLDING COMPANY	)
acting by a director in the presence of:	) )	/s/ Jihan Wu Director

Witness’s signature:		/s/ Xingmei Liao
Name (print):		Xingmei Liao
Occupation:		Secretary
Address:		[***]

Executed as a Deed by	)
BITDEER GEDU PRIVATE LIMITED	)
acting by a director in the presence of:	) )	/s/ Ling Hui Kong Director

Witness’s signature:		/s/ Xingmei Liao
Name (print):		Xingmei Liao
Occupation:		Secretary
Address:		[***]

Executed as a Deed by	)
BITDEER JIGMELING PRIVATE LIMITED	)
acting by a director in the presence of:	) )	/s/ Ling Hui Kong Director

Witness’s signature:		/s/ Xingmei Liao
Name (print):		Xingmei Liao
Occupation:		Secretary
Address:		[***]

Executed as a Deed by	)
BITDEER BHUTAN MANAGEMENT LIMITED	)
acting by a director in the presence of:	) )	/s/ Ling Hui Kong Director

Witness’s signature:		/s/ Xingmei Liao
Name (print):		Xingmei Liao
Occupation:		Secretary
Address:		[***]

Executed as a Deed by	)
DRUK HOLDING AND INVESTMENTS LIMITED	)
acting by a director in the presence of:	) )	/s/ Ujjwal Deep Dahal Director

Witness’s signature:		/s/ Karma Choden
Name (print):		Karma Choden
Occupation:		General Counsel
Address:		[***]

Executed as a Deed by	)
GREENDIGITAL LIMITED	)
acting by a director in the presence of:	) )	/s/ Ngawang Norbu Director

Witness’s signature:		/s/ Kesang Wangmo
Name (print):		Kesang Wangmo
Occupation:		Company Secretary
Address:		[***]

Schedule 1
Cooperation Agreement
[***]

Schedule 2
[***]
[***]

Schedule 3
[***]
[***]

Schedule 4
Gedu Land Lease Agreement
[***]

Schedule 5
[***]
[***]

Schedule 6
[***]
[***]

Schedule 7
[***]
[***]

Schedule 8
Jigmeling Land Lease Agreement
[***]